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                             DISTRIBUTION AGREEMENT


         This Distribution Agreement is made this 31st day of December, 1999, by and among American AAdvantage Funds, American AAdvantage Mileage Funds and American Select Funds, each a Massachusetts business trust (the "Trusts"), SWS Financial Services, Inc. ("SWS" or the "Distributor"), a Texas corporation, and AMR Investment Services, Inc. ("AMR"), a Delaware corporation.

         WHEREAS, the Trusts are registered as open-end, diversified management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"), and have registered and intend to continue to register their shares of beneficial interest (the "Shares") for sale to the public under the Securities Act of 1933, as amended (the "1933 Act"), and various state securities laws; and

         WHEREAS, the Trusts offer for public sale one or more distinct series of shares of beneficial interest, each corresponding to a distinct portfolio ("Portfolio"); and

         WHEREAS, each Trust wishes to retain SWS as the Trust's Distributor in connection with the offering and sale of the Shares of each current Portfolio and such other Portfolios as agreed upon between the Trust and SWS from time to time and to furnish certain other services to the Trust as specified in this Agreement;

         WHEREAS, this Agreement has been approved by a vote of the Board of Trustees of each Trust in conformity with Paragraph (b)(2) of Rule l2b-1 under the 1940 Act;

         WHEREAS, AMR is the Manager of each Trust; and

         WHEREAS, SWS is willing to act as Distributor and to furnish such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT OF SWS. The Trusts hereby appoint SWS as Distributor of their Shares. As such, SWS agrees to act as agent for the Trusts and, subject to applicable federal and state laws and the Declaration of Trust, By-Laws and current Prospectus and Statement of Additional Information of each Trust, (a) to solicit orders for the purchase of the Shares, subject to such terms and conditions as each Trust may specify, (b) to hold itself available to receive orders for the purchase and redemption of the Shares, and to accept such orders on behalf of each Trust as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Trust and its transfer agents, and
(c) to make Shares available through the National Securities




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Clearing Corporation's FundServ system. Orders shall be deemed effective at the time and in the manner set forth in the Registration Statement. SWS shall offer the Shares of each Portfolio on an agency or "best efforts" basis under which each Trust shall only issue such Shares as are actually sold. The public offering price of the Shares of each Portfolio shall be the net asset value per share (as determined by each Trust) of the outstanding Shares of the Portfolio as set forth in the Registration Statement. The Trusts reserve the right at any time to withdraw all offerings of the Shares of any or all Portfolios by notice to SWS.

         2. TRUST OBLIGATIONS. Each Trust shall keep SWS fully informed of its affairs and shall make available to SWS copies of all information, financial statements and other papers that SWS may reasonably request for use in connection with the distribution of shares, including, without limitation, such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of a Portfolio as SWS may request, and each Trust shall cooperate fully in the efforts of SWS to sell and arrange for the sale of the Shares.

         3. SALES TO DEALERS. SWS, with the consent of the Trusts or AMR, may enter into agreements to sell shares to registered and qualified retail dealers.

         4. SALES MATERIALS. SWS shall provide to investors and potential investors only such information regarding the Trusts as is permitted by applicable law. To the extent reasonably requested by AMR, SWS will file proposed advertisements and sales literature with appropriate regulators and consult with AMR regarding any comments provided by regulators with respect to such materials.

         5. COMPENSATION. As compensation for providing services under this agreement, AMR (and not the Trusts) shall pay to SWS the sum of (a) $50,000 annually, payable monthly in arrears, (b) the ongoing licensing fees and incidental costs of those employees of AMR who are designated by AMR to become registered representatives of SWS, (c) the compensation paid by SWS to such registered representatives in accordance with compensation schedules, as agreed upon by SWS and AMR from time to time; (d) the reasonable fees associated with listing and maintaining shares on the National Securities Clearing Corporation's FundServ system, as agreed upon by SWS and AMR; and (e) incidental expenses associated with printing and distributing advertising and sales literature.

         6. TRUST EXPENSES. Each Trust agrees, at its own expense, to register Shares with the Securities and Exchange Commission ("SEC"), state and other regulatory bodies, and to prepare and file from time to time such registration statements, amendments, reports and other documents as may be necessary to offer and sell Shares. Each Portfolio shall bear all expenses related to preparing and typesetting Prospectuses, Statements of Additional Information and other materials required by law and such other expenses, including printing and mailing expenses, related to the Portfolio's communications with persons who are shareholders of that Portfolio.




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Except as specifically provided in this Agreement, the Trusts and the Portfolios shall bear none of the expenses of SWS in connection with its offer and sale of the Shares.

         7. INDEMNIFICATION BY THE TRUSTS AND AMR. The Trusts and AMR will indemnify, defend and hold harmless SWS, its officers and directors, and any person who controls SWS within the meaning of Section 15 of the 1933 Act (collectively, "SWS Indemnified Persons") from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities) that any SWS Indemnified Person may incur under the 1933 Act, common law or otherwise arising out of or based upon any (a) untrue statement of a material fact in the Registration Statement, (b) omission to state a material fact in the Registration Statement, or (c) failure by the Trusts or AMR to comply with the terms of this Agreement, provided that this Agreement shall not protect any SWS Indemnified Person from liability to which such person otherwise would be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its duties under this Agreement.

         8. INDEMNIFICATION BY SWS. SWS will indemnify, defend and hold harmless the Trusts and their Portfolios, AMR, their several officers, directors and Trustees, and any person who controls the Trusts or AMR within the meaning of
Section 15 of the 1933 Act (collectively, "AMR Indemnified Persons") from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities) that any AMR Indemnified Person may incur under the 1933 Act, common law or otherwise arising out of or based upon any (a) untrue statement of a material fact furnished by a SWS Indemnified Person for use in the Registration Statement, (b) failure by such a person to state a material fact therein as necessary to make the statements therein not misleading, or (c) failure by SWS to comply with the terms of this Agreement or applicable law, provided that this Agreement shall not protect any AMR Indemnified Person from liability to which such person otherwise would be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

         9. SHARE CERTIFICATES. The Trusts shall not issue certificates representing Shares unless requested to do so by a shareholder. If such request is transmitted through SWS, the Trusts will cause certificates evidencing the Shares owned to be issued in such names and denominations as SWS shall from time to time direct.

         10. STATUS OF SWS. SWS is an independent contractor and shall be agent for the Trusts only with respect to the sale and redemption of Shares.

         11. NON-EXCLUSIVE SERVICES. The services of SWS to the Trusts under this Agreement are not to be deemed exclusive, and SWS shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.




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         12. REPORTS BY SWS. SWS shall prepare reports for the Trustees regarding its activities under this Agreement as from time to time shall be reasonably requested by the Trustees.

         13. DEFINITIONS. As used herein: the term "Registration Statement" shall mean the registration statement filed by the Trusts with the SEC and effective under the 1933 Act, as such Registration Statement is amended or supplemented from time to time; the terms "Prospectus" and "Statement of Additional Information" shall mean the current form of prospectus(es) and statement(s) of additional information filed by the Trusts as part of the Registration Statement; the term "net asset value" shall have the meaning ascribed to it in each Trust's Declaration of Trust; the term "Trustees" shall refer to the Board of Trustees of each Trust; and the terms "affiliated person," "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

         14. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon the date hereinabove written, provided that, with respect to a Portfolio, this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Trustees of each Trust and by vote of a majority of those Trustees who are not interested persons of the Trusts or SWS (all such Trustees collectively being referred to herein as the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on such action.

         15. TERMINATION OF AGREEMENT. Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is approved at least annually (a) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of each Trust or, with respect to any given series, by vote of a majority of the outstanding voting securities of such Portfolio. Notwithstanding the foregoing, with respect to any Portfolio, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of a Trust, by vote of a majority of the Independent Trustees of a Trust or by vote of a majority of the outstanding voting securities of such Portfolio on 180 days' written notice to SWS or by SWS at any time, without the payment of any penalty, on 180 days' written notice to the Trust or such Portfolio. Termination of this Agreement with respect to any given Portfolio shall not affect the continued validity of this Agreement or the performance thereunder with respect to any other Portfolio. This Agreement automatically will terminate in the event of its assignment.

         16. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.



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         17. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, however, the 1940 Act shall control.

         18. REPRESENTATIONS. SWS represents and warrants that it (a) is duly authorized to enter into this Agreement, (b) is duly registered and licensed as a broker-dealer and in good standing with the National Association of Securities Dealers, Inc. and all applicable state securities regulators and that it is duly authorized and qualified to perform the services set forth in this Agreement, and (c) promptly will notify AMR and each Trust if SWS or any of its affiliated persons become subject to a legal proceeding which, if adversely decided, could impair SWS's ability to satisfy its obligations under this Agreement.

         19. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

         20. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         21. MASSACHUSETTS BUSINESS TRUST. The Trusts are Massachusetts business trusts. A copy of each Trust's Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is not binding upon any of the Trustees, officers or shareholders of the Trusts individually, and no such person shall be individually liable with respect to any action or inaction resulting from this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.


Attest:                                     AMERICAN AADVANTAGE FUNDS


By:                                         By:
   ------------------------------              -------------------------------

                                            Title:
                                                  ----------------------------


Attest:                                     AMERICAN AADVANTAGE MILEAGE FUNDS


By:                                         By:
   ------------------------------              -------------------------------

                                            Title:
                                                  ----------------------------



Attest:                                     AMERICAN SELECT FUNDS


By:                                         By:
   ------------------------------              -------------------------------

                                            Title:
                                                  ----------------------------



Attest:                                     SWS FINANCIAL SERVICES, INC.


By:                                         By:
   ------------------------------              -------------------------------

                                            Title:
                                                  ----------------------------




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Attest:                                     AMR INVESTMENT SERVICES, INC.


By:                                         By:
   ------------------------------              -------------------------------

                                            Title:
                                                  ----------------------------


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